Exhibit 23.1

                          Consent of Thomas Monahan CPA

                                     CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated May 1, 2000, relating to the audited financial statements for period from inception (February 18, 2000) to March 31, 2000 in a registration statement on SB-2 of Britannia Capital Corporation to be filed with the Securities and Exchange Commission.


Dated: May 3, 2000

                                       /s/Thomas Monahan
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                                       Thomas Monahan CPA